Exhibit 99.1

Signatures of Joint Filers

Quadrangle GP Investors LLC
By:	/s/ Michael Huber
	Name:	Michael Huber
	Title:	President and Managing Principal

Quadrangle GP Investors LP
By:	Quadrangle GP Investors LLC, as its General Partner
By:	/s/ Michael Huber
	Name:	Michael Huber
	Title:	President and Managing Principal

Quadrangle Capital Partners LP
By:	Quadrangle GP Investors LP, as its General Partner
By:	Quadrangle GP Investors LLC, as its General Partner
By:	/s/ Michael Huber
	Name:	Michael Huber
	Title:	President and Managing Principal

Quadrangle Select Partners LP
By:	Quadrangle GP Investors LP, as its General Partner
By:	Quadrangle GP Investors LLC, as its General Partner
By:	/s/ Michael Huber
	Name:	Michael Huber
	Title:	President and Managing Principal

Quadrangle Capital Partners-A LP
By:	Quadrangle GP Investors LP, as its General Partner
By:	Quadrangle GP Investors LLC, as its General Partner
By:	/s/ Michael Huber
	Name:	Michael Huber
	Title:	President and Managing Principal